UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2025

NUKKLEUS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39341	38-3912845
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

525 Washington Blvd.

Jersey City, New Jersey 07310

(Address of principal executive offices)

212-791-4663

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NUKK	The Nasdaq Stock Market LLC

Warrants, each warrant exercisable for one Share of Common Stock for $92.00 per share	NUKKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 30, 2025, Nukkleus Inc. (“Nukkleus” or the “Company”) entered into a warrant agreement (the “Warrant”) with Synthetic Darwin LLC, a Delaware limited liability company (“Darwin”), enabling Nukkleus to acquire up to 200 million of Darwin tokens, a new class of self-evolving AI network tokens developed by Darwin. The Company paid $500 for the Warrant, which is exercisable until July 30, 2026.

Under the terms of the Warrant, Nukkleus has the right to exercise the warrant and purchase 50 million tokens every three months, with an exercise price for the initial 50 million tokens of $0.02 per token; an exercise price of $0.05 per token for the second 50 million tranche; an exercise price of $0.1 for the third tranche; and $0.50 for the fourth 50 million tranche of tokens. Upon issuance, the Company exercised the initial tranche and received 50 million Darwin tokens. The Company can pay for the Darwin tokens with Nukkleus shares, US dollar stablecoins acceptable to Darwin, cash or any combination thereof. Any cashless exercise of the Warrant by the Company is based on the fair market value of the token on www.coinmarketcap.com.

The tokens purchased by the Company are subject to a 6-month lockup if other tokens issued by Darwin are also subject to a minimum of a 6-month lockup.

If Darwin or an affiliate mints, generates or creates additional warrants, Nukkleus shall be entitled to its portion of the total network tokens (which is 999,999,999 tokens). The Company shall also be entitled to a pro rata portion of any additional, alternative or derivative digital asset if the underlying blockchain protocol of the token undergoes any split, fork, clone, airdrop or similar event.

In addition, Nukkleus is entitled to receive pro-rata allocations in the event Darwin or any affiliated entity issues additional tokens or derivative digital assets (e.g., via forks or staking distributions). All tokens issued to Nukkleus will carry lock-up governance rights basis relative to other insiders and founders.

Darwin and its founder agreed that they will not seek to utilize or exploit for commercial purposes any blockchain-based network protocol, platform or application without first obtaining the consent of Nukkleus.

The above description of the Warrant is qualified in its entirety by reference to the Warrant, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

Exhibit No	Description
10.1	Warrant Agreement dated July 30, 2025 issued by Synthetic Darwin LLC to Nukkleus Inc..
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUKKLEUS INC.

Date: July 31, 2025	By:	/s/ Menachem Shalom
	Name:	Menachem Shalom
	Title:	Chief Executive Officer

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